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                                                                  EXHIBIT (d)(2)


                 THE DUNDEE CORPORATION DEFERRED SHARE UNIT PLAN
                        FOR DIRECTORS AND KEY EXECUTIVES

SECTION 1. PURPOSE

The purpose of the Dundee Bancorp Inc. Deferred Share Unit Plan for Directors and Key Executives is to significantly strengthen the link between director, employee and shareholder interests by providing a mechanism for tying compensation for Board members and executives to the long term performance of the Shares.

SECTION 2. DEFINITIONS

For the purposes of the Plan:

(a) "Affiliate" means an Affiliate of the Corporation as that term is defined in paragraph 3 of the Canada Customs and Revenue Agency's Interpretation Bulletin IT-337R3, Retiring Allowances;

(b) "Agreement" means the agreement as it may be amended from time to time, entered into by the Corporation and an Eligible Individual pursuant to Section 5 hereof in connection with the grant of DSUs hereunder to said Eligible Individual and setting forth the related rights and obligations of the Corporation and of the Eligible Individual;

(c) "Board" means the Board of Directors of the Corporation;

(d) "Broker" has the meaning assigned thereto in Section 7 hereof;

(e) "Committee" means the committee of the Board whose mandate includes all executive compensation matters and which is currently named the Compensation Committee;

(f) "Corporation" means Dundee Bancorp Inc.;

(g) "Director" means a member of the Board or a member of the board of directors of any corporation related to the Corporation;

(h) "DSU" means a unit credited by means of a bookkeeping entry on the books of the Corporation or other Employer, as specified by the Committee, to a Participant's account which is granted in accordance with Section 5 and administered in accordance with the terms and conditions of the Plan and the Agreement, the value of which on a particular date shall be equal to the Market Value;

(i) "Eligible Individual" has the meaning assigned thereto in Section 4 hereof;

(j) "Employer" means with respect to a Key Executive a company that is any of the Corporation or a corporation related thereto and that employs such Key Executive or that last employed such Key Executive immediately prior to his or her Termination Date; and means with respect to a

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Director a company that is any of the Corporation or a corporation related thereto on whose board of directors the Director serves as a member or served as a member immediately prior to his or her Termination Date;

(k) "Entitlement Date" has the meaning assigned thereto in Section 7 hereof;

(l) "Key Executive" includes an officer or other employee of the Corporation or of any corporation related to the Corporation who, in the opinion of the Committee, has demonstrated a capacity for contributing in a substantial measure to the successful performance of the Corporation or of such related corporation;

(m) "Market Value" on any particular day means the weighted average price of a Share on The Toronto Stock Exchange for the five trading days immediately preceding the particular day, or if the Shares are not listed on The Toronto Stock Exchange, on such other stock exchange in Canada on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market;

(n) "Participant" means an Eligible Individual who has been granted DSUs under the Plan and who agrees to participate in the Plan;

(o) "Plan" means this Dundee Bancorp Inc. Deferred Share Unit Plan for Directors and Key Executives, as amended from time to time;

(p) "Redemption Value" has the meaning assigned thereto in Section 7 hereof;

(q) "Share" means a Class A Subordinate Voting Share of the Corporation; and

(r) "Termination Date" means, with respect to a Participant, the earliest date on which both of the following conditions are met: the Participant (1) has ceased to be employed by the Corporation or any Affiliate for any reason whatsoever, including termination of employment by the Employer (whether or not wrongful or for any other reason), voluntary resignation, retirement from active employment or death, and (2) is not a Director of the Board or of the board of an Affiliate.

SECTION 3. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations (including those with respect to the holding of meetings by telephone) and to make such other determinations as it deems necessary or desirable for the administration of the Plan. All actions taken and decisions made by the Committee shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Participants and their beneficiaries and legal representatives, the Corporation and its Affiliates, their employees and shareholders. All expenses of administration of the Plan shall be borne by the Corporation, including any reasonable brokerage fees relating to the purchase of Shares under the Plan. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings

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and applications and writings, all in such form and containing such terms and conditions as they, in their absolute discretion, consider necessary for the implementation of the Plan.

SECTION 4. ELIGIBILITY

The Committee or the Board shall, from time to time, determine which Key Executives and Directors, if any, shall be eligible to participate in the Plan ("Eligible Individuals").

SECTION 5. GRANT OF AWARDS OF DSUs

The Committee shall grant on an annual or more frequent basis DSUs to each Eligible Individual in such number and effective as of such date as the Committee may specify. The Committee shall base its decision to grant DSUs to Eligible Individuals on such criteria as the Committee may determine, provided that such criteria shall, in any event, relate to services performed or to be performed by the Eligible Individual as an employee of the Corporation or a corporation related thereto, or as a Director.

A Participant who has been granted DSUs under the Plan shall enter into an Agreement with the Corporation or his or her Employer, in the form and as specified by the Committee, which shall comply and be consistent with the terms of the Plan set out herein, with respect to such grant of DSUs, which Agreement shall be effective and dated as of the date specified by the Committee as the effective date of the grant. The Committee may in its sole discretion impose one or more additional conditions on a grant of DSUs under the Plan which must be met by a Participant in order for the Participant to receive the Redemption Value of the DSUs granted to the Participant under the Plan. Any such condition shall be set out in the Agreement and shall comply with the requirements of paragraph 6801(d) of the Regulations under the Income Tax Act (Canada) or any successor provision thereto.

The DSUs granted to an Eligible Individual pursuant to this Section 5 shall be credited to the account of the Eligible Individual as of the date specified by the Committee as the effective date of the grant. Subject to any condition which may be imposed by the Committee on the grant of DSUs to a Participant pursuant to this Section 5, such DSUs will be fully vested upon being credited to an Eligible Individual.

Except as provided in the Agreement, a Participant's entitlement to payment at his or her Termination Date in respect of DSUs granted under this Section 5 shall not be subject to satisfaction, following the effective date of the grant specified by the Committee, of any requirements as to any minimum period of employment or membership on the Board or on the board of a corporation related to the Corporation, as applicable.

SECTION 6. DIVIDEND-LIKE AMOUNTS

A Participant's account shall, from time to time, including the period following the Participant's Termination Date and until the Entitlement Date referred to in
Section 7 hereof, be credited with additional DSUs, the number of which shall be equal to the quotient rounded down to the closest whole number determined by dividing one hundred percent (100%) of the dividends declared

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and that would have been paid to the Participant if the DSUs in his or her account on the relevant record date for dividends on the Shares had been Shares (excluding extraordinary dividends) by the Market Value on the payment date of such dividends, with fractions computed to four decimal places. Subject to any condition which may be imposed by the Committee on the grant of DSUs to a Participant pursuant to Section 5 hereof, all additional DSUs granted pursuant to this Section 6 will be fully vested upon being credited to a Participant's account.

SECTION 7. REDEMPTION AND PAYMENT OF DSUs

Subject to this Section 7, a Participant or the legal representative of the Participant's estate, as applicable, may elect the date as of which the value of the DSUs credited to the Participant's account, as may be adjusted pursuant to
Section 16 hereof, shall be determined and payable (the "Entitlement Date") by filing an irrevocable election, in the form and manner specified by the Committee, with the Corporation no later than November 30 of the calendar year commencing immediately after the Participant's Termination Date. The Entitlement Date elected by a Participant or the legal representative of the Participant's estate, as applicable, pursuant to this Section 7 shall not be before the later of (i) 15 days after the date on which the election is filed with the Corporation and (ii) 30 days after the Participant's Termination Date and shall not be later than December 15 of the calendar year commencing immediately after the Participant's Termination Date. Where a Participant or the legal representative of the Participant's estate, as applicable, does not elect a particular date within the permissible period set out above as his or her Entitlement Date, the Entitlement Date for such Participant shall be December 15 of the calendar year commencing immediately after the Participant's Termination Date.

The value of the DSUs redeemed by or in respect of a Participant shall be determined as at the Entitlement Date and shall be the product of (i) the number of DSUs then credited to the Participant's account and (ii) the Market Value (the "Redemption Value"). The Redemption Value shall, as specified by the Committee in its sole discretion, after deduction of any applicable taxes and other required source deductions, be satisfied in its entirety through or as a combination of (i) a conversion into and issuance from treasury by the Corporation of Shares to the Participant or the Participant's estate, as applicable, (ii) a cash payment by the Employer to the Participant or to the legal representative of the Participant's estate; or (iii) a cash payment by the Employer used to purchase on behalf of the Participant or the Participant's estate, as applicable, Shares on the open market in accordance with the provisions of this Section 7. The maximum number of Shares reserved for issuance under the Plan from treasury is 500,000.

If Shares are issued by the Corporation to settle DSUs under the Plan to a Participant who was, immediately prior to the Termination Date, an employee or director of the Corporation, the amount of money the Corporation would have received if the Shares had been issued for money is equal to the number of such DSUs granted under the Plan multiplied by the Market Value of the Shares on the date of grant of the DSUs. Shares, if issued by the Corporation to settle DSUs under the Plan to a Participant who, immediately prior to his or her Termination Date, was an employee or director of the Corporation, shall be considered fully paid in consideration of past

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service provided prior to the date of grant that is no less in value than the fair equivalent of the money the Corporation would have received if the Shares had been issued for money.

If Shares are issued by the Corporation to settle DSUs under the Plan to a Participant who was, immediately prior to the Termination Date, an employee or director of an Employer other than the Corporation, such Employer agrees, prior to or on the date the Shares are issued to the Participant, to pay to the Corporation, an amount equal to the fair market value of the Shares determined as at the date they are issued on behalf of the Participant in consideration of the Shares issued and in addition, to reimburse the Corporation. Such Shares will be considered fully paid in consideration of such amounts paid on the Participant's behalf to the Corporation.

The maximum number of Shares issuable to Insiders (as defined in section 627 of the Toronto Stock Exchange Company Manual) pursuant to the Plan and any other Share Compensation Arrangement (as defined in section 627 of the Toronto Stock Exchange Company Manual), within a one-year period, shall not exceed 10% of the total number of Shares then outstanding. The maximum number of Shares issuable to any one Insider and such Insider's associates (as defined in section 627 of the Toronto Stock Exchange Company Manual) pursuant to the Plan and any other Share Compensation Arrangement, within a one-year period, shall not exceed 5% of the total number of Shares then outstanding. For purposes of this provision, the number of Shares then outstanding shall mean the number of Shares and Class B Common Shares outstanding as calculated for this purpose under section 630 of the Toronto Stock Exchange Company Manual.

If a Participant's Entitlement Date would otherwise fall between the record date for a dividend on the Shares and the related dividend payment date then notwithstanding the above in this Section 7, the Entitlement Date shall be the day immediately following the date of payment of such dividend for purposes of recording in the account of the Participant amounts referred to in Section 6 hereof and making the calculation of the value of DSUs contemplated by this
Section 7. In the event that the Corporation is unable, by a Participant's Entitlement Date, to compute the final number of DSUs credited to such Participant's account by reason of the fact that any data required in order to compute the Market Value has not been made available to the Corporation, then the Entitlement Date shall be the next following trading day on which such data is made available to the Corporation.

In any event and notwithstanding any other provision of the Plan, all amounts payable to, or in respect of, a Participant hereunder shall be paid on or before December 31 of the year commencing immediately after the year in which the Participant's Termination Date occurred.

Where the Committee has determined with respect to a Participant that the Redemption Value is to be satisfied in whole or in part, after deduction of applicable taxes and other source deductions, by a cash payment used to purchase on behalf of the Participant Shares on the open market, the following provisions of this Section 7 shall apply. Prior to 11:00 a.m. on the Entitlement Date or, where the Entitlement Date is not a trading day for Shares on The Toronto Stock Exchange on the next such trading day, the Corporation shall notify a broker designated by the Participant who shall be independent from the Corporation (the "Broker") as to (i) the number of whole Shares to be purchased by the Broker on behalf of the Participant or the


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Participant's estate, as applicable, on the open market, to be determined by dividing the Redemption Value after deduction of applicable taxes and other source deductions as provided in this Section 7, by the Market Value as determined on the Entitlement Date; or (ii) the amount available to purchase Shares on behalf of the Participant or the Participant's estate, as applicable, to be equal to the Redemption Value after deduction of applicable taxes and other source deductions as provided in this Section 7. As soon as practicable thereafter, the Broker shall purchase on the open market the number of whole Shares which the Corporation has requested the Broker to purchase or apply the amount specified by the Corporation to purchase whole Shares.

If, after the Broker applies the Redemption Value, net of applicable withholdings, to the purchase of whole Shares as provided for herein, an amount remains payable under the Plan to the Participant or his or her estate, as applicable, such amount shall be paid in cash to the Participant or his or her estate, as applicable.

SECTION 8. PARTICIPANT'S ACCOUNT

The Corporation or other Employer, as specified by the Committee, shall maintain in its books an account for each Participant recording at all times the number of DSUs standing to the credit of the Participant. Upon payment in satisfaction of DSUs credited to a Participant in the manner described herein, such DSUs shall be cancelled. A written confirmation of the balance in a Participant's account hereunder shall be mailed by the Corporation to the Participant at least annually.

SECTION 9. EFFECTIVE DATE OF THE PLAN

The effective date of the Plan shall be June 19, 2002.

SECTION 10. AMENDMENTS TO, SUSPENSION OR TERMINATION OF, THE PLAN

The Board may from time to time amend, suspend or terminate the Plan in whole or in part including, without limitation, such amendments as the Board may consider appropriate in respect of an anticipated or actual change of control of the Corporation. However, unless such amendment, suspension or termination is required by law, it shall not adversely affect the rights accrued to any Participant under the Plan existing at the time of such amendment, suspension or termination without the consent of the affected Participant and shall be subject to obtaining any required regulatory approval, including any required stock exchange approval. Notwithstanding the foregoing, any amendment or termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Regulations under the Income Tax Act (Canada) or any successor provision thereto.

If the Board terminates the Plan, prior grants of DSUs shall remain outstanding and in effect and shall be paid in due course upon the Participant's Termination Date for purposes of the Plan in accordance with the terms and conditions applicable to such DSUs immediately prior to the termination of the Plan.

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SECTION 11. RIGHTS OF PARTICIPANTS

Except as specifically set out in the Plan or an Agreement, no Eligible Individual, Participant or other person shall have any claim or right to any Shares or other benefit in respect of DSUs granted pursuant to the Plan.

Neither the Plan nor any award thereunder shall be construed as granting a Participant a right to be retained as an employee or Director of the Corporation or of any of its Affiliates including any related corporation or a claim or right to any future grants of DSUs. Neither the Plan nor any action taken thereunder shall interfere with the right of an Employer to terminate the employment of such Key Executive or Participant at any time. For greater certainty, the payment of any sum of money in cash in lieu of notice of the termination of employment shall not be considered as extending the period of employment for the purposes of the Plan.

Under no circumstances shall DSUs be considered Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares, nor shall any Participant be considered the owner of Shares by virtue of this Plan until after the date of the issue or purchase of such Shares pursuant to Section 7 hereof, as applicable. Notwithstanding any other provision of the Plan, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no DSU will be granted nor will any credit be made to such Participant's account under the Plan to compensate for a downward fluctuation in the price of Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

SECTION 12. DEATH OF PARTICIPANT

In the event of a Participant's death, any and all DSUs then credited to the Participant's account shall become payable to the Participant's estate in accordance with Section 7 hereof.

SECTION 13. COMPLIANCE WITH APPLICABLE LAWS

Any obligation of the Corporation with respect to its Shares pursuant to the terms of the Plan is subject to compliance with all applicable laws. The Participant shall comply with all such laws and furnish the Corporation with any and all information and undertakings as may be required to ensure compliance therewith. Without limiting the generality of the foregoing, any obligation of the Corporation to issue Shares in accordance with the terms of the Plan is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Shares and to the listing of such Shares on any stock exchange on which any of the Shares may be listed. As a condition of becoming a Participant, each Eligible Individual will agree to comply with all such laws, rules and regulations and to furnish to the Corporation all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

The Shares which may be issued under the Plan or purchased on the open market have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Act"), nor under any securities law of any state of the United States of America. Accordingly, any

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Participant who is issued Shares or for whom Shares are purchased on the open market which are subject to the U.S. Act or the securities laws of any state of the United States of America may be required to represent, warrant, acknowledge and agree that:

      (a) the Participant is acquiring the Shares as principal and for the account of the Participant;

      (b) in issuing the Shares to the Participant, the Corporation is relying on the representations and warranties of the Participant to support the conclusion of the Corporation that the issue of Shares does not require registration under the U.S. Act or qualification under the securities laws of any state of the United States of America;

      (c) each certificate representing Shares issued may be required to have the following legends:

            "THE CLASS A SUBORDINATE VOTING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR
            (C) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

            "THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE CLASS A SUBORDINATE VOTING SHARES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE CLASS A SUBORDINATE VOTING SHARES OF THE CORPORATION IN CONNECTION WITH A SALE OF THE CLASS A SUBORDINATE VOTING SHARES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION BY THE SELLER, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

provided that if such Shares are being sold outside the United States of America in compliance with the requirements of Rule 904 of Regulation S under the U.S. Act, and in compliance with applicable local laws and regulations, the foregoing legends may be removed by providing a

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written declaration by the holder addressed to the Corporation and the registrar and transfer agent for the Shares to the following effect:

      "The undersigned (a) represents and warrants that the sale of the securities of Dundee Bancorp Inc. (the "Corporation") to which this declaration relates is being made in compliance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on behalf of the undersigned reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the undersigned nor any person acting on behalf of the undersigned knows that the transaction has been prearranged with a buyer in the United States, and (3) neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.";

      (d) other than as contemplated by paragraph (c) above, prior to making any disposition of any Shares acquired pursuant to the Plan which might be subject to the requirements of the U.S. Act, the Participant shall give written notice to the Corporation describing the manner of the proposed disposition and containing such other information as is necessary to enable counsel for the Corporation to determine whether registration under the U.S. Act or qualification under any securities laws of any state of the United States of America is required in connection with the proposed disposition and whether the proposed disposition is otherwise in compliance with such legislation and the regulations thereto;

      (e) other than as contemplated by paragraph (c) above, the Participant will not attempt to effect any disposition of the Shares owned by the Participant and acquired pursuant to the Plan or of any interest therein which might be subject to the requirements of the U.S. Act in the absence of an effective registration statement relating thereto under the U.S. Act or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that such disposition would not constitute a violation of the U. S. Act and then will only dispose of such Shares in the manner so proposed;

      (f) the Corporation may place a notation on the records of the Corporation to the effect that none of the Shares acquired by the Participant pursuant to the Plan shall be transferred unless the provisions of the Plan have been complied with; and

      (g) the effect of these restrictions on the disposition of the Shares acquired by the Participant pursuant to the Plan is such that the Participant may not be able to sell or otherwise dispose of such Shares for a considerable length of time in a transaction which

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      is subject to the provisions of the U.S. Act other than as contemplated by paragraph (c) above.

SECTION 14. WITHHOLDING TAXES

The Corporation and any other Employer shall be entitled to deduct any amount of withholding taxes and other withholdings from any amount paid or credited hereunder.

SECTION 15. TRANSFERABILITY

In no event may the rights or interests of a Participant under the Plan be assigned, encumbered, pledged, transferred or alienated in any way, except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or by the laws of succession and distribution.

SECTION 16. ALTERATION OF NUMBER OF DSUS SUBJECT TO THE PLAN

In the event of any stock dividend, stock split or consolidation affecting the number of Shares, the DSUs credited to a Participant's account under the Plan will be adjusted in the same manner as if each DSU were a Share. In the event of any exchange of shares or other change in the Shares into a different number or kind of shares of the Corporation or of any corporation related thereto, or of any other change in the Shares or shares into which Shares have been changed or for which they have been exchanged, such equitable adjustments, as the Committee may reasonably determine, shall be made with respect to the number of DSUs then recorded in the Participant's account under the Plan.

SECTION 17. GOVERNING LAW

The Plan shall be governed by and interpreted in accordance with the laws in force in the Province of Ontario.